Exhibit 21

Viad Corp

Foreign and Domestic Subsidiaries

Company Name	Jurisdiction
Alaskan Park Properties, Inc.	Arizona
Astonics Limited	United Kingdom
Banff Hospitality Residence Ltd.	Canada
Blitz Communications (Trustees) Limited	United Kingdom
Blitz Communications Group Limited	United Kingdom
Blitz Communications Limited	United Kingdom
Blitz Vision Limited	United Kingdom
Brewster Inc.	Canada
Brewster Travel Canada Inc.	Canada
CATC Alaska Tourism Corporation	Alaska
David H. Gibson Company, Inc.	Texas
Esja Attractions ehf.	Iceland
ESR Exposition Service, Inc.	New Jersey
ethnoMetrics Inc.	Delaware
EXG, Inc.	Delaware
Expo Accessories, Inc.	New York
Expo Display & Design, Inc.	New Jersey
Exposervice Polska Spzoo	Poland
FlyOver Attractions, Inc.	Delaware
Flyover Iceland ehf.	Iceland
FlyOver Las Vegas LLC	Delaware
G E S Global Experience Specialists Carpentry L.L.C.	United Arab Emirates
GES AV Services, Inc.	Delaware
GES Canada Limited	Canada
GES Event Intelligence AG	Switzerland
GES Event Intelligence Services Limited	United Kingdom
GES Event Intelligence Services, Inc.	Delaware
GES Global Experience Specialists Events L.L.C.	United Arab Emirates
GES GmbH & Co. KG	Germany
GES Service Companies Limited	United Kingdom
GES Verwaltungs GmbH	Germany
Glacier Park, Inc.	Arizona
Global Experience Specialists (GES) Asia Limited	Hong Kong
Global Experience Specialists (GES) Data Services Limited	United Kingdom
Global Experience Specialists (GES) Exhibition Services L.L.C.	United Arab Emirates
Global Experience Specialists (GES) Holdings Ltd.	United Kingdom
Global Experience Specialists (GES) Limited	United Kingdom
Global Experience Specialists, Inc.	Nevada
Las Vegas Convention Service Co.	Nevada
Melville Data Services Limited	United Kingdom

Melville Exhibition and Event Services Limited	United Kingdom
Melville Logistics GmbH	Germany
N200 Holding B.V.	Netherlands
N200 Limited	United Kingdom
N200.com B.V.	Netherlands
ON Services - AV Specialists, Inc.	Delaware
onPeak LLC	Delaware
Poken's Transylvanian Outpost SRL	Romania
Pursuit Collection, Inc.	Delaware
Pursuit Investment Holdings, Inc.	Delaware
Resource Creative Limited	United Kingdom
SDD Exhibitions Limited	United Kingdom
Shows Unlimited, Inc.	Nevada
Telecast Communications (Audio Visual) Limited	United Kingdom
TP Sound Services Limited	United Kingdom
Tradeshow Convention Services Inc.	Washington
Travel and Event Services, LLC	Delaware
Viad Holding GmbH	Germany
Viad Service Companies Limited	United Kingdom
VREC, Inc.	Delaware
Waterton Transport Company, Limited	Canada